Exhibit 99.1

UniPixel Reports Second Quarter 2015 Financial Results

For Immediate Release

Contact:
Joe Diaz, Robert Blum, Joe Dorame
Lytham Partners, LLC
602-889-9700
unxl@lythampartners.com

Santa Clara, California – August 4, 2015 - UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen and flexible electronics markets, reported financial results for the second quarter ended June 30, 2015.

Recent Highlights:

•  On a sequential basis, the Company reported total revenue of $1.4 million as compared to $7,000 in the first quarter of 2015, and no revenue in the second quarter of 2014;
•  In April 2015, the Company acquired leading-edge touch screen technology assets and a manufacturing facility in Colorado Springs, Colorado from Atmel Corporation;
•  Jalil Shaikh, chief operating officer, and Brett Gaines, vice president of sales and marketing, joined the Company concurrent with the acquisition of the Atmel assets;
•  Christine Russell was appointed chief financial officer in May 2015;
•  Transferred Diamond Guard technology to Colorado Springs manufacturing facility;
•  Relocated corporate headquarters to Silicon Valley and opened Taiwan office;
•  Rebranded newly integrated touch screen technology as XTouchTM;
•  The one millionth touch screen sensor was shipped from the Colorado Springs manufacturing facility;
•  Received pre-production purchase order for XTouchTM from a new prospective Tier 1 PC OEM customer.

Financial Results

Revenues were $1.4 million for the three months ended June 30, 2015 as compared to $0 for the three months ended June 30, 2014.  Revenues for the three months ended June 30, 2015 were mainly comprised of sales of XTouch sensors to a Tier 1 PC OEM customer.

Cost of revenues was $3.4 million for the three months ended June 30, 2015 and $0 for the three months ended June 30, 2014 as the Company incurred startup costs and underutilized fixed overhead costs at its Colorado Springs production facility, which the Company expected in the initial manufacturing phase. Cost of revenue includes certain non-cash charges, including amortization and depreciation of equipment as well as other non-cash charges, which totaled $1.0 million during the second quarter of 2015. Excluding these non-cash charges, adjusted cost of revenues was $2.4 million.

Selling, general and administrative (“SG&A”) expense was approximately $3.7 million for the three months ended June 30, 2015 compared to $3.1 million for the three months ended June 30, 2014 as the Company transitioned from a pre-production stage company to an integrated sales and marketing organization.  SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $2.1 million during the second quarter of 2015, and $1.8 million in the second quarter of 2014. Excluding these non-cash charges, adjusted SG&A was $1.6 million during the second quarter of 2015, and $1.3 million during the second quarter of 2014.

Research and development (“R&D”) expense during the three months ended June 30, 2015 was $1.5 million compared to $1.3 million for the three months ended June 30, 2014. R&D includes certain non-cash charges, including severance and stock-based compensation, which totaled $0.3 million during the second quarter of 2015, and $0.5 million in the second quarter of 2014. Excluding these non-cash charges, adjusted R&D was $1.2 million during the second quarter of 2015, and $0.8 million during the second quarter of 2014.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the second quarter of fiscal 2015 was $(3.8) million compared to Adjusted EBITDA of $(2.1) million in the second quarter of fiscal 2014.

Net loss from continuing operations was $(7.0) million, or $(0.52) per basic and diluted share for the three months ended June 30, 2015, as compared to a net loss from continuing operations of $(4.4) million, or $(0.36) per basic and diluted share for the three months ended June 30, 2014.  Loss on discontinued operations was $(8.7) million for the three months ended June 30, 2015, as compared to a loss on discontinued operations of $(1.7) million for the three months ended June 30, 2014.  Net loss was $(15.7) million, or $(1.17) per basic and diluted share for the three months ended June 30, 2015, as compared to a net loss of $(6.1) million, or $(0.49) per basic and diluted share for the three months ended June 30, 2014.

Management Discussion

Jeffrey A. Hawthorne, president and chief executive officer of UniPixel, said, “The second quarter of 2015 was an important quarter in the history of the Company. We have transitioned from a technology development company to a fully integrated sales and marketing organization with a focus on driving consistent revenue growth. Revenue for the second quarter was substantially higher than the first quarter as we shipped a significantly larger number of our sensors for use by our Tier 1 OEM customers. Our manufacturing facility in Colorado Springs is operational and we expect that it will become increasingly more efficient in the coming quarters as we fully integrate the new manufacturing technology.”

“This was a quarter that set our direction for the coming years,” continued Mr. Hawthorne. “We have integrated the acquired wire mesh touch screen technology into our existing technology which, we believe, has yielded a superior and differentiated product. Our Diamond Guard technology will allow OEMs to replace cover glass in certain applications to produce devices that are lighter, thinner and more price competitive. We have ample manufacturing capacity that can scale up without a large investment in the coming years. We have added tenured leadership to our management team with the additions of Jalil Shaikh as our chief operating officer, Brett Gaines as our vice president of sales and marketing, and Christine Russell as our chief financial officer. We believe we are on a path to become integrated into more touch screen applications, which will yield increased revenue in the coming years.”

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying table. The Company uses these non-GAAP financial measures internally to analyze its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

The Company uses adjusted EBITDA as a non-GAAP financial measure. The Company defines adjusted EBITDA (loss) to exclude discontinued operations, debt issuance cost amortization, gain on change in warranty liability, accretion of discount on convertible notes, interest expense on convertible note, depreciation, amortization of licenses, non-cash stock-based compensation, restricted stock issuance expense and severance. The Company believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating the Company's operating performance because it provides them with an additional tool to compare business performance across companies and across periods. The Company uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, and to evaluate the effectiveness of its business strategies. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. For reconciliation under GAAP to the Non-GAAP adjusted EBITDA see Table A that is included in the tables accompanying this release.

Conference Call
The Company has scheduled a conference call to discuss its financial results for the second quarter ended June 30, 2015. The call will be at 4:30 p.m. Eastern Time on Tuesday, August 4, 2015.

Participants can access the conference call by dialing 1-877-317-6789 or 1-412-317-6789 or can listen via a live internet webcast available in the investor section of the Company's website at www.unipixel.com/investors.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10070284, through August 11, 2015. A webcast replay will be available in the investor section of the Company's website at www.unipixel.com/investors for 90 days.

About UniPixel
UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The company's roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement that Uni-Pixel’s manufacturing facility will become more efficient in the future and that Uni-Pixel is on a path to sell more product, more consistently.  While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners

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Financial Tables To Follow

Table A

UniPixel, Inc.
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net loss	$(15,744,655)	$(6,066,349)	$(21,426,618)	$(12,254,299)

Discontinued operations	8,701,390	1,658,051	8,701,390	3,535,472

Debt issuance cost amortization	376,036	-	376,036	-

Gain on change in warrant liability	(3,899,843)	-	(3,899,843)	-

Accretion of discount on convertible notes	3,121,942	-	3,121,942	-

Other income/expense	232,286	(4,068)	227,869	(8,868)

Depreciation	1,729,872	1,502,719	3,296,135	2,985,647

Amortization	831,255	-	831,255	-

Stock compensation expense	407,984	680,599	948,970	1,273,879

Restricted stock issuance	343,541	119,505	730,298	514,363

Severance	90,250	-	90,250	-

Non-GAAP Adjusted EBITDA	$(3,809,942)	$(2,109,543)	$(7,002,316)	$(3,953,806)

UniPixel, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$8,195,433	$23,663,494
Restricted cash	6,017,439	—
Account receivable, net	1,042,637	—
Inventory	537,413	—
Debt issuance costs	1,428,937	—
Assets held for sale	—	7,608,500
Prepaid licenses	4,900,000	—
Prepaid expenses	1,080,410	122,500

Total current assets	23,202,269	31,394,494

Property and equipment, net of accumulated depreciation of $14,163,511 and $10,867,375, at June 30, 2015 and December 31, 2014, respectively	2,048,186	3,500,325
Restricted cash	—	17,439
Prepaid licenses, net of current portion	8,079,167	—

Total assets	$33,329,622	$34,912,258

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,712,458	$280,918
Accrued liabilities	5,190,266	—
Settlement of class action and derivative lawsuits	—	2,275,000
Convertible notes payable	2,471,850	—
Derivative liability	2,080,551	—
Deferred revenue	—	5,000,000

Total current liabilities	11,455,125	7,555,918

Royalty liability	1,630,372	—
Long term debt	450,000	—

Total liabilities	13,535,497	7,555,918

Commitments and contingencies (Note 3)	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 14,230,757 shares issued and outstanding at June 30, 2015 and 12,350,715 shares issued and outstanding at December 31, 2014	14,231	12,351
Additional paid-in capital	153,376,797	139,512,274
Accumulated deficit	(133,596,903)	(112,168,285)

Total shareholders’ equity	19,794,125	27,356,340

Total liabilities and shareholders’ equity	$33,329,622	$34,912,258

UniPixel, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue	$1,362,127	$—	$1,368,877	$—

Cost of revenues	3,420,431	—	3,427,244	—

Gross margin	(2,058,304)	—	(2,058,367)	—

Selling, general and administrative expenses	3,678,122	3,079,547	6,643,790	5,947,951
Research and development	1,476,418	1,332,819	4,199,067	2,779,744

Operating loss	(7,212,844)	(4,412,366)	(12,901,224)	(8,727,695)

Other income (expense)
Debt issuance cost amortization expense	(376,036)	—	(376,036)	—
Gain on change in warrant liability	3,899,843	—	3,899,843	—
Accretion of discount on convertible notes	(3,121,942)	—	(3,121,942)	—
Interest income (expense), net	(232,286)	4,068	(227,869)	8,868
Other income (expense), net	169,579	4,068	173,996	8,868

Net loss from continuing operations	$(7,043,265)	$(4,408,298)	$(12,727,228)	$(8,718,827)

Discontinued operations (note 8)
Loss on discontinued operations	(1,092,890)	(1,658,051)	(1,092,890)	(3,535,472)
Loss on impairment of property and equipment	(7,608,500)	—	(7,608,500)	—
	(8,701,390)	(1,658,051)	(8,701,390)	(3,535,472)

Net loss	$(15,744,655)	$(6,066,349)	$(21,428,618)	$(12,254,299)

Per share information
Basic
Loss from continuing operations	$(0.52)	$(0.36)	$(0.99)	$(0.71)
Net loss	$(1.17)	$(0.49)	$(1.66)	$(1.00)
Diluted
Loss from continuing operations	$(0.52)	$(0.36)	$(0.99)	$(0.71)
Net loss	$(1.17)	$(0.49)	$(1.66)	$(1.00)

Weighted average number of basic common shares outstanding	13,418,395	12,349,047	12,914,133	12,311,617
Weighted average number of diluted common shares outstanding	13,418,395	12,349,047	12,914,133	12,311,617